UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)             June 5, 2007

ALDILA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21872	13-3645590
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

14145 Danielson St., Ste. B, Poway, California	92064
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(858) 513-1801

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING INFORMATION Certain statements made in this Form 8-K, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K and our Forms 10-Q and 8-K.

Item 5.02 (d) – Election of New Director

and

Item 7.01.  Regulation FD Disclosure.

On June 5, 2007, Aldila, Inc. (the “Company”) announced that on June 5, 2007 Michael J. Sheldon has been appointed to its Board of Directors.

Michael Sheldon has headed up the Los Angeles office of Advertising Agency Deutsch LA since its inception in 1996.  The office has grown to over 350 employees and is the third largest advertising agency on the West Coast.  Deutsch Inc. has only two offices - the New York headquarters and the Los Angeles office.  Donny Deutsch, Chairman and Founder of the $2.8 billion agency, also hosts the CNBC talk show “The Big Idea”.  Duetsch LA handles accounts for General Motors, DirecTV, Helio Inc., UnitedHealth Group and California Cheese Association.

Previously, Mr. Sheldon was a partner at Chiat/Day, handling accounts with Nissan Motor Co. and Home Savings.  He also worked at Young & Rubicam’s Los Angeles office and at Fattal & Collins, where he ran accounts for Sega Corp., Kawasaki and K-Swiss Inc.

“We are extremely pleased to have Mike Sheldon join our Board.  With his advertising and creative background he brings a skill set to our Board that will be beneficial to Aldila in our effort to build on our strong brand presence in the golf industry,” said Mr. Peter R. Mathewson, Chairman and CEO of Aldila, Inc.

Mr. Sheldon fills a vacancy created when the Board expanded its size to five at the same meeting.  No determination has yet been made regarding what committees of the Company’s Board he will serve upon.

Mr. Sheldon will receive the same compensation as other directors, namely $2,000 per quarter; $1,000 per Board meeting attended; $500 per Committee meeting attended; an initial automatic grant of stock options to acquire 8,772 shares of the Company’s common stock on the day of appointment, at a price equal to the average of the high and low price on the date of grant, vesting in three equal, annual installments, and exercisable for 10 years subject to continued service; and an additional automatic grant of stock options to acquire 3,334 shares of Company common stock on the last trading day of the month of May of each year, at a price equal to the average of the high and low price on the date of grant, vesting in three equal, annual installments and exercisable for 10 years, subject to continued service.

To the extent information in this Form 8-K, including the accompanying exhibit, is being furnished under Item 7.01, it shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release dated June 5, 2007.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALDILA, INC.

Dated: June 5, 2007	By:	/s/ Robert J. Cierzan
Name: Robert J. Cierzan
Title: Vice President, Secretary
and Treasurer